Exhibit 99.1
Rexford Industrial Announces Third Quarter 2023 Financial Results

Los Angeles, California - October 18, 2023 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties within Southern California infill markets, today announced financial and operating results for the third quarter of 2023.

Third Quarter 2023 Financial and Operational Highlights:
•Net income attributable to common stockholders of $56.3 million, or $0.27 per diluted share, as compared to $36.8 million, or $0.21 per diluted share, for the prior year quarter.
•Company share of Core FFO of $115.0 million, an increase of 33.5% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.56, an increase of 12.0% as compared to the prior year quarter.
•Consolidated Portfolio Net Operating Income (NOI) of $156.1 million, an increase of 27.0% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 8.9% and Same Property Portfolio Cash NOI increased 9.5% as compared to the prior year quarter.
•97.8% Average Same Property Portfolio occupancy.
•Comparable rental rates on 1.5 million rentable square feet of new and renewal leases increased by 64.8% compared to prior rents on a GAAP basis and by 51.4% on a cash basis.
•Completed six acquisitions for an aggregate purchase price of $314.8 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 16.7%.

“Rexford Industrial’s third quarter results continue to demonstrate the strength of our value creation driven business model, our entrepreneurial team and the favorable long-term tenant demand fundamentals associated with our infill Southern California industrial markets,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “In the third quarter, our team increased Core FFO by 33% and Core FFO per diluted share by 12% compared to the prior year quarter. The Company’s differentiated, high-quality portfolio delivered superior results driving 434,000 square feet of positive net absorption, equal to 100 basis points, through the execution of 1.5 million square feet of leases generating leasing spreads of 65% and 51% on a GAAP and cash basis, respectively. As we look forward, the Company remains well-positioned with an estimated 33% embedded cash NOI growth within our in-place portfolio realizable over the subsequent two years. The Company’s unique positioning includes a near-term pipeline of over 4.0 million square feet of value-add repositioning and redevelopment projects projected to deliver an aggregate 6.4% unlevered stabilized yield on total investment. We are also well-positioned as we continue to roll expiring leases to higher market rents, capitalizing upon today’s 56% net effective mark-to-market comparing our in-place lease rates to current market rental rates. In addition, we have completed approximately $1.2 billion of accretive investments year-to-date with approximately $400 million of additional investments under contract or accepted offer, which are subject to customary closing conditions. Looking forward, our investment grade, low-leverage balance sheet favorably positions the Company to capitalize upon our value creation strategies and opportunities on behalf of our stakeholders.”

Financial Results:

The Company reported net income attributable to common stockholders for the third quarter of $56.3 million, or $0.27 per diluted share, compared to $36.8 million, or $0.21 per diluted share for the prior year quarter. For the nine months ended September 30, 2023, net income attributable to common stockholders was $165.8 million, or $0.83 per diluted share, compared to $116.8 million, or $0.70 per diluted share for the prior year. Net income for the nine months ended September 30, 2023, includes $12.1 million of gains on sale of real estate, as compared to $8.5 million for the prior year.

The Company reported Core FFO for the third quarter of $115.0 million, representing a 33.5% increase compared to $86.1 million for the prior year quarter. The Company reported Core FFO of $0.56 per diluted share, representing an increase of 12.0% compared to $0.50 per diluted share for the prior year quarter. For the nine months ended September 30, 2023, Core FFO was $326.0 million, representing a 33.4% increase compared to $244.4 million for the prior year. For the nine months ended September 30, 2023, the Company reported Core FFO of $1.62 per diluted share, representing an increase of 10.2% compared to $1.47 per diluted share for the prior year.

In the third quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 27.0% and 27.5%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2023, the Company’s consolidated portfolio NOI and Cash NOI increased 30.4% and 32.1%, respectively, compared to the prior year.

In the third quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 8.9% and 9.5%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2023, the Company’s Same Property Portfolio NOI and Cash NOI increased 8.0% and 10.0%, respectively compared to the prior year.

Operating Results:

Third quarter 2023 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target Southern California infill markets:

	Q3-2023 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	57	862,420	74.0%	56.0%
Renewal Leases	47	667,179	60.5%	49.1%
Total Leases	104	1,529,599	64.8%	51.4%

As of September 30, 2023, the Company’s Same Property Portfolio occupancy was 97.9%. Average Same Property Portfolio occupancy for the third quarter was 97.8%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.9% occupied and 98.0% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 94.1% occupied and 94.4% leased. Lease expirations for the remainder of 2023 totaled 1.2 million rentable square feet, representing approximately 2.8% of portfolio rentable square feet.

Transaction Activity:

During the third quarter of 2023, the Company completed six acquisitions with 1.1 million square feet of buildings on 44 acres of land for an aggregate purchase price of $314.8 million. These investments are projected to generate a weighted average unlevered initial yield of 5.2% and stabilized yield on total investment of 6.0%

Year to date, the Company has completed $1.2 billion of acquisitions with 3.1 million square feet of buildings on 159 acres of land. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 5.1% and a projected weighted average unlevered stabilized yield on total investment of 5.9%.

Balance Sheet:
The Company ended the third quarter with $83.3 million in cash on hand and $1.0 billion available under its unsecured revolving credit facility. As of September 30, 2023, the Company had $2.2 billion of outstanding debt, with an average interest rate of 3.6%, an average term-to-maturity of 4.8 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

During the third quarter of 2023, the Company partially settled the outstanding forward equity sale agreements related to its May 2023 public offering by issuing 5,400,000 shares of common stock in exchange for net proceeds of $298.4 million. As of October 18, 2023, the Company had approximately $449.8 million of forward net proceeds remaining for settlement prior to October 11, 2024.

During the third quarter of 2023, the Company did not execute on its at-the-market equity offering program (“ATM Program”). As of September 30, 2023, the Company’s at-the-market equity offering program had approximately $1.1 billion of remaining capacity.

Dividends:

On October 16, 2023, the Company’s Board of Directors declared a dividend in the amount of $0.38 per share for the fourth quarter of 2023, payable in cash on January 16, 2024, to common stockholders and common unit holders of record as of December 29, 2023.

On October 16, 2023, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on December 29, 2023, to preferred stockholders of record as of December 15, 2023.

Guidance

The Company is updating its full year 2023 guidance as indicated below. The Core FFO guidance refers to the Company’s in-place portfolio as of October 18, 2023 and the imminent closing of $245.0 million of transactions in the LA — San Gabriel Valley market, and does not include any assumptions for additional acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete detail of guidance and 2023 Guidance Rollforward.

2023 Outlook (1)	Q3 2023 Updated Guidance	Q2 2023 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.06 - $1.08	$1.03 - $1.06
Company share of Core FFO per diluted share	$2.16 - $2.18	$2.13 - $2.16
Same Property Portfolio NOI Growth - GAAP	8.00% - 8.25%	7.75% - 8.50%
Same Property Portfolio NOI Growth - Cash	9.75% - 10.00%	9.50% - 10.25%
Average Same Property Portfolio Occupancy (Full Year)	+/- 97.75%	97.5% - 98.0%
General and Administrative Expenses (2)	$76.0M - $76.5M	$75.0M - $76.0M
Net Interest Expense	$62.0M - $62.5M	$64.5M - $65.5M

(1)2023 Guidance represents the in-place portfolio as of October 18, 2023 and the imminent closing of $245.0 million of transactions in the LA — San Gabriel Valley market, which are subject to customary closing conditions, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)2023 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $32.0 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with senior management will be held on Thursday, October 19, 2023, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time.
1-877-407-0789 (for domestic callers)
1-201-689-8562 (for international callers)

Conference call playback will be available through November 19, 2023, and can be accessed using the following numbers and pass code 13734483.
1-844-512-2921 (for domestic callers)
1-412-317-6671 (for international callers)

A live webcast and replay of the conference call will also be available at www.ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 371 properties with approximately 45.0 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2023 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2023 Estimate
	Low	High
Net income attributable to common stockholders	$1.06	$1.08
Company share of depreciation and amortization	1.16	1.16
Company share of gains on sale of real estate	(0.06)	(0.06)
Company share of FFO	$2.16	$2.18

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2023 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through September 30, 2023, and excludes (i) properties that were acquired or sold during the period from January 1, 2022 through September 30, 2023, and (ii) properties acquired prior to January 1, 2022 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2022 and 2023 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of September 30, 2023, our 2023 Same Property Portfolio consists of buildings aggregating 32,496,313 rentable square feet at 256 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: As of September 30, 2023, we had consolidated indebtedness of $2.2 billion, reflecting a net debt to enterprise value of approximately 16.7%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

investorrelations@rexfordindustrial.com

Financial Statements and Reconciliations:

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Land	$6,606,022	$5,841,195
Buildings and improvements	3,869,303	3,370,494
Tenant improvements	160,108	147,632
Furniture, fixtures, and equipment	132	132
Construction in progress	188,079	110,934
Total real estate held for investment	10,823,644	9,470,387
Accumulated depreciation	(739,369)	(614,332)
Investments in real estate, net	10,084,275	8,856,055
Cash and cash equivalents	83,268	36,786
Rents and other receivables, net	18,973	15,227
Deferred rent receivable, net	114,927	88,144
Deferred leasing costs, net	56,735	45,080
Deferred loan costs, net	3,783	4,829
Acquired lease intangible assets, net	154,036	169,986
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	24,494	11,422
Other assets	31,817	24,973
Acquisition related deposits	—	1,625
Total Assets	$10,577,464	$9,259,283
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,227,637	$1,936,381
Accounts payable, accrued expenses and other liabilities	155,103	97,496
Dividends and distributions payable	81,423	62,033
Acquired lease intangible liabilities, net	155,582	147,384
Tenant security deposits	83,643	71,935
Prepaid rents	30,772	20,712
Total Liabilities	2,734,160	2,335,941
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2023 and December 31, 2022 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2023 and December 31, 2022 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 206,484,287 and 189,114,129 shares outstanding at September 30, 2023 and December 31, 2022, respectively	2,065	1,891
Additional paid in capital	7,613,354	6,646,867
Cumulative distributions in excess of earnings	(320,180)	(255,743)
Accumulated other comprehensive loss	21,142	8,247
Total stockholders’ equity	7,472,057	6,556,938
Noncontrolling interests	371,247	366,404
Total Equity	7,843,304	6,923,342
Total Liabilities and Equity	$10,577,464	$9,259,283

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES
Rental income	$204,212	$162,581	$583,474	$452,156
Management and leasing services	158	163	519	456
Interest income	1,029	3	3,408	5
TOTAL REVENUES	205,399	162,747	587,401	452,617
OPERATING EXPENSES
Property expenses	48,085	39,614	135,220	108,448
General and administrative	18,575	14,951	55,039	44,531
Depreciation and amortization	60,449	51,146	178,671	140,226
TOTAL OPERATING EXPENSES	127,109	105,711	368,930	293,205
OTHER EXPENSES
Other expenses	551	413	1,504	746
Interest expense	15,949	14,975	46,830	34,826
TOTAL EXPENSES	143,609	121,099	417,264	328,777
Loss on extinguishment of debt	—	—	—	(877)
Gains on sale of real estate	—	—	12,133	8,486
NET INCOME	61,790	41,648	182,270	131,449
Less: net income attributable to noncontrolling interests	(2,824)	(2,368)	(8,605)	(7,142)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	58,966	39,280	173,665	124,307
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings attributable to participating securities	(314)	(201)	(952)	(605)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$56,338	$36,765	$165,770	$116,759
Net income attributable to common stockholders per share – basic	$0.27	$0.21	$0.83	$0.70
Net income attributable to common stockholders per share – diluted	$0.27	$0.21	$0.83	$0.70
Weighted-average shares of common stock outstanding – basic	205,280	171,909	200,455	165,852
Weighted-average shares of common stock outstanding – diluted	205,448	172,831	200,668	166,401

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	September 30,
	2023	2022	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	97.8%	98.4%	(60) bps
Orange County	98.7%	99.4%	(70) bps
Riverside / San Bernardino County	97.5%	97.3%	20 bps
San Diego County	97.1%	98.7%	(160) bps
Ventura County	98.4%	99.3%	(90) bps
Same Property Portfolio Weighted Average Occupancy	97.8%	98.4%	(60) bps

Ending Occupancy:	97.9%	98.1%	(20) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2023 and June 2023 (for 3Q-2023) and the end of each month in 3Q-2022 and June 2022 (for 3Q-2022).

Same Property Portfolio NOI and Cash NOI:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Rental income	$140,077	$128,954	$11,123	8.6%	$410,318	$383,024	$27,294	7.1%
Property expenses	32,353	29,999	2,354	7.8%	92,207	88,474	3,733	4.2%
Same Property Portfolio NOI	$107,724	$98,955	$8,769	8.9%	$318,111	$294,550	$23,561	8.0%
Straight line rental revenue adjustment	(4,928)	(4,356)	(572)	13.1%	(14,166)	(15,509)	1,343	(8.7)%
Amortization of above/below market lease intangibles	(3,625)	(4,054)	429	(10.6)%	(11,024)	(12,825)	1,801	(14.0)%
Same Property Portfolio Cash NOI	$99,171	$90,545	$8,626	9.5%	$292,921	$266,216	$26,705	10.0%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$61,790	$41,648	$182,270	$131,449
General and administrative	18,575	14,951	55,039	44,531
Depreciation and amortization	60,449	51,146	178,671	140,226
Other expenses	551	413	1,504	746
Interest expense	15,949	14,975	46,830	34,826
Loss on extinguishment of debt	—	—	—	877
Management and leasing services	(158)	(163)	(519)	(456)
Interest income	(1,029)	(3)	(3,408)	(5)
Gains on sale of real estate	—	—	(12,133)	(8,486)
Net operating income (NOI)	$156,127	$122,967	$448,254	$343,708
Straight line rental revenue adjustment	(11,792)	(8,411)	(28,073)	(23,753)
Amortization of above/below market lease intangibles(1)	(7,241)	(7,033)	(21,763)	(18,250)
Cash NOI	$137,094	$107,523	$398,418	$301,705

NOI	$156,127	$122,967	$448,254	$343,708
Non-Same Property Portfolio rental income	(64,135)	(33,627)	(173,156)	(69,132)
Non-Same Property Portfolio property expenses	15,732	9,615	43,013	19,974
Same Property Portfolio NOI	$107,724	$98,955	$318,111	$294,550
Straight line rental revenue adjustment	(4,928)	(4,356)	(14,166)	(15,509)
Amortization of above/below market lease intangibles	(3,625)	(4,054)	(11,024)	(12,825)
Same Property Portfolio Cash NOI	$99,171	$90,545	$292,921	$266,216

(1)The amortization of net below-market lease intangibles for the nine months ended September 30, 2023 includes the write-off of $1,318 that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$61,790	$41,648	$182,270	$131,449
Adjustments:
Depreciation and amortization	60,449	51,146	178,671	140,226
Gains on sale of real estate	—	—	(12,133)	(8,486)
Funds From Operations (FFO)	$122,239	$92,794	$348,808	$263,189
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests(1)	(4,909)	(4,454)	(14,554)	(12,372)
Less: FFO attributable to participating securities(2)	(461)	(306)	(1,339)	(909)
Company share of FFO	$114,555	$85,720	$325,972	$242,965

Company Share of FFO per common share – basic	$0.56	$0.50	$1.63	$1.46
Company Share of FFO per common share – diluted	$0.56	$0.50	$1.62	$1.46

FFO	$122,239	$92,794	$348,808	$263,189
Adjustments:
Acquisition expenses	10	359	330	451
Impairment of right-of-use asset	—	—	188	—
Loss on extinguishment of debt	—	—	—	877
Amortization of loss on termination of interest rate swaps	59	59	177	194
Non-capitalizable demolition costs	361	—	701	—
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	—	(1,318)	—
Core FFO	$122,669	$93,212	$348,886	$264,711
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interest(1)	(4,924)	(4,471)	(14,556)	(12,433)
Less: Core FFO attributable to participating securities(2)	(462)	(307)	(1,339)	(914)
Company share of Core FFO	$114,969	$86,120	$326,048	$244,421

Company share of Core FFO per common share – basic	$0.56	$0.50	$1.63	$1.47
Company share of Core FFO per common share – diluted	$0.56	$0.50	$1.62	$1.47

Weighted-average shares of common stock outstanding – basic	205,280	171,909	200,455	165,852
Weighted-average shares of common stock outstanding – diluted	205,448	172,831	200,668	166,401
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.